Exhibit 5.2

PARTNERSHIP CONSTITUEE SELON LE DROIT DE L’OHIO, USA

AVOCATS AU BARREAU DE PARIS

2, RUE SAINT-FLORENTIN • 75001 PARIS

TELEPHONE: (0)1.56.59.39.39 • FACSIMILE: (0)1.56.59.39.38 • TOQUE J 001

WWW.JONESDAY.COM

December 9, 2020

Orange

78, rue Olivier de Serres

75015 Paris, France

Re:  Registration Statement on Form F-3 Filed by Orange

Ladies and Gentlemen:

We have acted as United States counsel for Orange, a French société anonyme (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of an indeterminate amount of debt securities of the Company (the “Debt Securities”) in one or more series, as contemplated by the Registration Statement on Form F-3 as filed with the United States Securities and Exchange Commission (the “Commission”), to which this opinion has been filed as an exhibit (the “Registration Statement”). The Debt Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions stated herein, we are of the opinion that the Debt Securities, upon receipt by the Company of such lawful consideration therefore as the Company’s Board of Directors (or other authorized person) may determine, will constitute valid and binding obligations of the Company.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Debt Securities thereunder); (ii) a prospectus supplement describing each series of Debt Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each series of Debt Securities will have been established in accordance with all requisite corporate action and applicable law, including laws of the French Republic; (iv) the Company will issue and deliver the Debt Securities in the manner contemplated by the Registration Statement; (v) all Debt Securities

will be issued in compliance with applicable federal and state securities laws; and (vi) any Indenture (as defined below) will be governed by and construed in accordance with the laws of the State of New York.

We have further assumed that: (i) the Company is a société anonyme existing in good standing under the laws of the French Republic; (ii) the Indenture and each series of Debt Securities (a) will have been authorized by all necessary corporate action of the Company and (b) will have been executed and delivered by the Company under the laws of the French Republic; and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Indenture and the Debt Securities by the Company will not violate or conflict with the laws of the French Republic or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties.

With respect to any Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to an indenture that has been executed and delivered by the Company and the applicable trustee (the “Trustee”), in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

The opinion expressed herein is limited to the laws of the State of New York as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction, including in particular the laws of France.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Jones Day under the caption “Validity of Securities” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day